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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of C-Cube Microsystems Inc. on Form S-4 of our reports dated January 17, 1996 appearing in the Annual Report on Form 10-K of C-Cube Microsystems Inc. for the year ended December 31, 1995 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
San Jose, California

June 21, 1996